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Exhibit 10.1.e

FIFTH AMENDMENT

        THIS FIFTH AMENDMENT (this "Amendment"), dated as of February 25, 2003, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the "Borrower"), BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent") and those financial institutions parties to the Credit Agreement as defined below (collectively, the "Lenders") signatory hereto.

RECITALS

        A.    The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 15, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrower.

        B.    The Borrower has requested that the Lenders agree to modify certain provisions of the Credit Agreement and the Lenders have agreed to do so subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement. The following definitions in the Credit Agreement are amended and restated or added to the Credit Agreement, as applicable:

          "'Borrowing Base Certificate' means a certificate substantially in the form attached to the Fifth Amendment as Exhibit A, certified as true and correct by a Responsible Officer of the Borrower."

          "'Collateral Value of the Borrowing Base' shall mean at any date the sum of:

            (a)  The lesser of (1) the aggregate outstanding balances due under all Eligible Accounts at such date multiplied by 60% and (2) $75,000,000.00; plus

            (b)  The lesser of: (1) 40% of the book value of all Eligible Inventory at such date, and (2) $75,000,000.00; plus

            (c)  Fifty percent (50%) of the Deemed Mortgage Property Value; plus

            (d)  Fifty percent (50%) of the outstanding principal amount of Eligible Purchase Money Notes; plus

            (e)  One hundred percent (100%) of the amount of any Restricted Cash Collateral; provided, however, that in the calculation of the Collateral Value of the Borrowing Base in connection with the making of any Credit Extension, the aggregate without duplication of any Requested Amounts which are not Released Amounts shall be deducted from the amount of Restricted Cash Collateral used in such calculation (it being understood that Released Amounts, notwithstanding the fact that they may remain deposited in the Restricted Cash Collateral Account, do not constitute Restricted Cash Collateral and would not be included in the calculation of Restricted Cash Collateral in any event)."

          "'Eligible Purchase Money Note' shall mean a Purchase Money Note for which each of the following statements is accurate (and the Borrower by including such Purchase Money Note in any Borrowing Base Certificate shall be deemed to represent and warrant to the Administrative Agent and the Lenders the accuracy of such statements as of the date of such Borrowing Base Certificate):

            (a)  Such Purchase Money Note evidences the binding and valid obligation of the obligor thereunder to the Borrower and is enforceable against such obligor in accordance with its terms (except as may be limited by Debtor Relief Laws or by general equitable principles (whether enforcement is sought by proceedings in law or equity));

            (b)  Such Purchase Money Note is free of all defaults by the obligor thereunder and from any rescission, cancellation or avoidance, whether by operation of law or otherwise;

            (c)  The obligor on such Purchase Money Note is not an officer, director, employee, or agent of the Borrower;

            (d)  Repayment in full of such Purchase Money Note is supported by (i) an irrevocable letter of credit issued by a bank chartered in the United States of America or (ii) other credit enhancement acceptable to Required Lenders in their discretion, in either case with the issuer of such letter of credit or other credit enhancement having a long-term rating of A or better by S&P or A2 or better by Moody's.

            (e)  The obligor under such Purchase Money Note is not a Subsidiary or Affiliate of the Borrower or an employee, agent, officer or director of such Subsidiary or Affiliate;

            (f)    Such Purchase Money Note is not subject to dispute, counterclaim or setoff;

            (g)  Such Purchase Money Note is not payable by an obligor who is the subject of any pending bankruptcy or insolvency proceeding, has a trustee or receiver currently appointed for all or a substantial part of its property, is currently subject to an assignment for the benefit of creditors, a written admission of its inability to pay its debts as they mature or a suspension of its business;

            (h)  Such Purchase Money Note and all Letter-of-Credit Rights (as defined in the Uniform Commercial Code as enacted from time to time in the State of New York) or rights associated with other credit enhancement for such Purchase Money Note are subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Note Pledge Agreement, and the original, executed Purchase Money Note is in the possession of the Administrative Agent or is held by another Person which acknowledges that it holds it for the benefit of the Administrative Agent; and

            (i)    Such Purchase Money Note has not been outstanding for more than 60 days after the date of the Permitted Disposition for which it constituted all or any portion of the consideration."

          "'Fifth Amendment' means the Fifth Amendment to Credit Agreement among the Borrower, the Agent and the Lenders dated as of February 25, 2002."

          "'Letter of Credit Sublimit' means an amount equal to the lesser of the Aggregate Commitments and $120,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments."

          "'Maturity Date' means (a) July 31, 2004, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof."

          "'Note Financing' means Indebtedness of the Borrower or a Subsidiary of Borrower incurred in connection with a Purchase Money Note in a principal amount not in excess of the principal amount of such Purchase Money Note, which Indebtedness is secured directly or indirectly by a Purchase Money Note, or any Guaranty Obligation of such Indebtedness, which in either case is created pursuant to an arms-length transaction with a Person who is not an Affiliate of Borrower."

          "'Note Pledge Agreement' means a security agreement, pledge agreement, control agreement or other documents relating to any Purchase Money Note and the related Letter-of-Credit Rights (as defined in the Uniform Commercial Code as enacted from time to time in the State of New York)

  or rights associated with other credit enhancement for such Purchase Money Note as the Administrative Agent may require in order to cause Administrative Agent to have a perfected, first priority security interest therein. Such documents shall be in form and substance satisfactory to the Administrative Agent in its sole discretion and be accompanied by legal opinion(s) to Administrative Agent in form and substance satisfactory thereto relating to the security interest granted therein and such other matters as Administrative Agent may request."

          "'Required Monetized Portion' shall mean, with respect to a Purchase Money Note, fifty percent (50%) of the original principal amount of such Purchase Money Note."

        2.    Amendment of Net Disposition Proceeds Payment Provisions.    Section 2.05(b) of the Credit Agreement is amended to read as follows:

          "(b) If the Borrower or any of its Subsidiaries shall at any time or from time to time consummate a Permitted Disposition, then (i) the Borrower shall promptly notify the Administrative Agent of the consummation of such Permitted Disposition (including the amount of the estimated Net Disposition Proceeds to be received by the Borrower or such Subsidiary), (ii) and, subject to the second sentence of this Section 2.05(b), not later than ten (10) calendar days after receipt thereof, deposit or cause to be deposited such Net Disposition Proceeds (including any net proceeds of a Note Financing) in the Restricted Cash Collateral Account. The Borrower shall not be required to deposit Net Disposition Proceeds from Permitted Dispositions made at any time when the Restricted Cash Collateral equals or exceeds the Aggregate Commitments; provided that all Net Disposition Proceeds of such Permitted Dispositions shall be placed in a segregated account (the "Segregated Account") and shall only be used for Permitted Payments to the extent such Permitted Payments would be permitted to be made under Section 2.14(b) if such Net Disposition Proceeds were Restricted Cash Collateral. Notwithstanding anything to the contrary herein or in any Restricted Cash Collateral Agreements, the Borrower shall be entitled to transfer, at any time, any amounts on deposit in the Restricted Cash Collateral Account which exceed the Aggregate Commitments at such time to the Segregated Account. Any such excess amounts so transferred from the Restricted Cash Collateral Account shall be free and clear of any Lien in favor of the Administrative Agent and such transfer of such excess amounts shall constitute evidence of the release of the Administrative Agent's Lien on such excess amounts."

        3.    Amendment of Collateral Release Provisions.    Section 2.14(b)(i) of the Credit Agreement is amended to read as follows:

          "(i) From time to time, the Borrower may request in writing that the Administrative Agent release its Lien on any portion of the Collateral (other than Restricted Cash Collateral and Cash Collateral). The Administrative Agent shall release such Lien on such Collateral, provided that:

            (A)  As of the date of such requested release, no Default or Event of Default exists or will occur as a result of such release (including any Default or Event of Default under Section 2.05(a) (shortfall in Collateral Value of Borrowing Base), calculated as of the date of such release both before and after giving effect thereto as set forth in a Borrowing Base Certificate certified by a Responsible Officer of the Borrower);

            (B)  With respect to release of any Collateral which is Collateral (as defined in the Security Agreement), the inventory Lien securing the Forex Obligation has been terminated as to the portion of such Collateral being released and either (x) the principal balance of the Restricted Cash Collateral Account is at least $30,000,000.00 as of the date of such requested release or (y) the Interest Coverage Ratio for the Relevant Period as of the date of such requested release is at least 2.0:1.00, as evidenced by an Interest Coverage Compliance Certificate;

            (C)  With respect to release of Collateral which is not Collateral (as defined in the Security Agreement), Mortgaged Property or Purchase Money Notes (and related credit enhancement and collateral), the Interest Coverage Ratio for the Relevant Period as of the date of such requested release is at least 2.0:1.00, as evidenced by an Interest Coverage Compliance Certificate;

            (D)  With respect to release of Collateral which is Mortgaged Property, on the date of such requested release, either (i) the Interest Coverage Ratio for the Relevant Period as of such date is at least 2.0:1.00, as evidenced by an Interest Coverage Compliance Certificate or (ii) new Collateral not currently pledged to Administrative Agent is pledged to Administrative Agent (which shall include Net Disposition Proceeds from the Disposition of the Mortgaged Property so released to the extent that the pledge of such Net Disposition Proceeds is required pursuant to Section 2.05(b) and may include Eligible Purchase Money Notes), which new Collateral if valued as if it were to be included in the Collateral Value of the Borrowing Base would have a value at least equal to the Deemed Mortgaged Property Value of the Mortgaged Property being released as such Mortgaged Property would be valued if included in the Collateral Value of the Borrowing Base; and

            (E)  With respect to release of Collateral which is a Purchase Money Note (and related credit enhancement and collateral), on the date of such requested release such Purchase Money Note is being monetized pursuant to a Note Financing and net proceeds of such Note Financing equal to at least fifty percent (50%) of the initial principal amount of such Purchase Money Note are deposited into the Restricted Cash Collateral Account or the Segregated Account (in accordance with Section 2.05(b)(ii)) (it being agreed that to the extent necessary to facilitate a Note Financing, the Administrative Agent will deliver such Purchase Money Note (and related credit enhancement and collateral) to a Person (other than the Borrower or any Affiliate of the Borrower) prior to the date of such Note Financing provided such Person acknowledges that it holds such Purchase Money Note (and related credit enhancement and collateral) for the benefit of the Administrative Agent)."

        4.    Amendment of Section 5.09(a) Relating to Collateral Documents.    Section 5.09(a) of the Credit Agreement is amended to read as follows:

          "(a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the personal property Collateral; and, upon (i) the filing of financing statements in the appropriate governmental offices in the jurisdictions listed on Schedule 5.09(a) (other than any such governmental offices that refuse to accept such financing statements because the states in which such offices are located have modified their laws governing the filing of such financing statements), (ii) the recording of the Deed of Trust in the Texas counties identified in Schedule 5.09(b), (iii) the delivery to the Administrative Agent of the Pledged Collateral, (iv) the execution and delivery of the Restricted Cash Collateral Agreements, and (v) execution and delivery of the Note Pledge Agreement and delivery of the related Purchase Money Note to the Administrative Agent or a third party which acknowledges it holds such Purchase Money Note for the benefit of the Administrative Agent, the Administrative Agent for the benefit of the Lenders shall have a perfected first priority security interest in all right, title and interest of the Borrower in the personal property Collateral other than the Collateral under the Security Agreement, the Pledge Agreement, the Restricted Cash Collateral Agreement and the Note Pledge Agreement, subject only to Liens permitted under Section 7.01(c), (d), (h), and (j), a perfected security interest in all right, title and interest of the Borrower in the Collateral under the Security Agreement and the Pledge Agreement, subject in priority only to Liens permitted under Section 7.01(b), (c), (d), (h), and (j), and, with respect to the Collateral under the Security Agreement, subject in priority to Liens permitted under Section 7.01(o), and a perfected security interest in all right, title and interest of the Borrower in the Collateral under the Restricted Cash Collateral Agreements and the Note Pledge Agreements, subject in priority, in the case of Collateral which is a Restricted Cash Collateral Account, only to Liens for immaterial administrative costs of the financial institution or securities intermediary which holds such Restricted Cash Collateral Account, and, in the case of Collateral which is subject to the Note Pledge Agreement, subject in priority only to Liens permitted under Section 7.01(c), in each case to the extent such perfection may be effected through the filing of a financing statement, obtaining possession or control under the UCC or a recording of a deed of trust."

        5.    Amendment of Minimum Consolidated EBITDDA.    Section 7.16(c) of the Credit Agreement is amended to read as follows:

          "(c)    Minimum EBITDDA.    Permit Consolidated EBITDDA, for any period of four consecutive quarters ending on a date listed below, to be less than the amount set forth opposite such date:

Fiscal Quarters Ending	Minimum EBITDDA
December 31, 2001	$50,000,000
March 31, 2002	$60,000,000
June 30, 2002	$40,000,000
September 30, 2002	$70,000,000
December 31, 2002	$120,000,000
March 31, 2003	$160,000,000
June 30, 2003	$184,000,000
September 30, 2003	$200,000,000
December 31, 2003	$212,000,000
March 31, 2004	$240,000,000
June 30, 2004	$260,000,000	"

        6.    Permitted Investments.    Section 7.02(h) of the Credit Agreement is amended to read as follows:

          "(h) Investments made in Purchase Money Notes, provided that at least the Required Monetized Portion thereof is monetized pursuant to Note Financings within sixty (60) days after the related Permitted Disposition, Investments made in Core Assets or Replacement Assets in connection with an exchange or the purchase of Replacement Assets permitted under Section 2.14, Section 7.05(k), and Section 7.05(l), and Investments made in notes issued under the Indentures, the Installment Notes (as defined in the Forex Agreement) and notes issued under any other Indebtedness permitted under Section 7.03 to the extent purchased in connection with a Permitted Debt Repayment;"

        7.    Transfer of Purchase Money Notes to Note Financing Subsidiary.    Section 7.05(g) of the Credit Agreement is amended to read as follows:

          (g) Dispositions of assets other than the Collateral (other than Purchase Money Notes and related credit enhancement and collateral) between or among the Borrower and one or more Subsidiaries (including any Person that becomes a Subsidiary in connection with such transaction) or between or among two or more Subsidiaries (including any Person that becomes a Subsidiary in connection with such transaction) and Dispositions by the Borrower or any Subsidiary of Purchase Money Notes (and related credit enhancement and collateral) to Note Financing Subsidiaries in contemplation of Note Financings;"

        8.    Permitted Non-Core Dispositions.    Section 7.05(j)(iii) of the Credit Agreement of the Credit Agreement is amended to read as follows:

          "(iii) Net Disposition Proceeds of such Permitted Non-Core Asset Disposition (including net proceeds of any Note Financing) are deposited into the Restricted Cash Collateral Account or the Segregated Account in accordance with Section 2.05(b)(ii) to be held for application in accordance therewith."

        9.    Permitted Core Dispositions.    Section 7.05(l)(iii) of the Credit Agreement is amended to read as follows:

          "(iii) Net Disposition Proceeds of such Permitted Core Asset Disposition (including net proceeds of any Note Financing) are deposited into the Restricted Cash Collateral Account or the Segregated Account in accordance with Section 2.05(b)(ii) to be held for application in accordance therewith."

        10.    Permitted Debt Repayments.    Section 7.14 of the Credit Agreement is amended to read as follows:

        "7.14 Indentures; Payments on Indebtedness.

          (a)  Make any prepayment on account of, or redemption or acquisition for value of any portion of, in each case on a voluntary basis, any Indebtedness where the total principal amount of such Indebtedness exceeds $10,000,000 except:

              (i)  pursuant to the Permitted Securitization;

            (ii)  the Obligations;

            (iii)  subject to Section 2.14(b)(ii) above, a Permitted Debt Payment made from amounts deposited in the Restricted Cash Collateral Account or the Segregated Account or a Forex Payment made from other amounts held by Louisiana-Pacific Canada Ltd.; and

            (iv)  a Permitted Debt Payment not made from Restricted Cash Collateral, provided that no Default or Event of Default exists or will occur as a result of such Permitted Debt Payment and that, immediately before and after making such Restricted Debt Payment, there are no outstanding Loans and the Borrower has at least $50,000,000 in cash or Cash Equivalents which do not constitute Restricted Cash Collateral and which are not otherwise subject to any Lien except for immaterial administrative costs of the institution holding such cash or Cash Equivalents; or

          (b)  Otherwise agree to amend or modify the payment terms or other terms thereof or of any term of the Forex Agreement or any Indenture, without the prior written consent of the Administrative Agent and the Required Lenders, except that no consent shall be required for termination of the Forex Agreement and related collateral and other documents in connection with payment in full of the Pledged Installment Notes (as defined in the Forex Agreement) and only the consent of the Administrative Agent shall be required for amendments to any Indenture for the purpose of (a) complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of such Indenture under the Trust Indenture Act of 1939, (b) adding or changing any of the provisions of such Indenture to the extent necessary to permit or facilitate the issuances of unsecured debentures, notes, and other evidences of indebtedness thereunder in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any such unsecured debentures, notes, and other evidences of indebtedness in uncertificated form, or (c) evidencing or providing for the acceptance of appointment thereunder by a successor trustee with respect to the unsecured debentures, notes, and other evidences of indebtedness thereunder of one or more series and to add to or change any of the provisions of such Indenture as may be necessary to provide for or facilitate the administration of the trust thereunder by more than one trustee, pursuant to the requirements thereof."

        11.    Events of Default.    The following is added as Section 8.01(b) of the Credit Agreement is amended to read as follows:

          "(b)    Specific Covenants.    The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 2.05(b)(ii), 2.14(f), Section 6.01, 6.02(a), 6.02(b), 6.02(c), 6.05, 6.10 or 6.12 or Article VII; or

        12.    Representations and Warranties.    The Borrower hereby represents and warrants as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b)  The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, without defense, counterclaim or offset except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought in a proceeding at law or in equity.

          (c)  After giving effect to this Amendment, all its representations and warranties contained in the Credit Agreement are true and correct as though made on and as of the Effective Date (as defined below) (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

          (d)  It is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders (except for the performance of the terms hereof applicable to them) or any other person.

        13.    Amendment Fee.    In consideration of the execution of this Amendment, the Borrower agrees to pay, as a condition to the effectiveness of this Amendment, to the Administrative Agent (i) for the benefit of each Lender, an amendment fee equal to .20% of the Commitment of each such Lender and (ii) such other fees for the benefit of the Administrative Agent or Banc of America Securities LLC as may be agreed in a separate agreement between the Borrower and such parties.

        14.    Effective Date.    This amendment shall become effective as of the date each of the following conditions has been fulfilled to the satisfaction of the Lenders or waived by the Lenders (the "Effective Date"):

          (a)    Costs and Expenses.    The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable at the Effective Date, together with reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or at the Effective Date, together with such additional reasonable amounts of Attorney Costs as shall constitute Administrative Agent's estimate of reasonable Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Administrative Agent.

          (b)    Representations and Warranties; No Default.    The representations and warranties contained herein shall be true in all material respects on and as of the Effective Date and there shall exist on the Effective Date no Event of Default or Default.

          (c)    Lenders.    Administrative Agent shall have received executed counterparts of this Amendment from all of the Lenders.

          (d)    Payment of Fee.    Administrative Agent shall have received payment in full in immediately available funds of the amendment fee referenced above.

          (e)    Forex Obligations.    Bank of America, N.A. and Canadian Imperial Bank of Commerce as parties to the Forex Agreement shall have consented to this Amendment and shall have agreed that any provisions of the Credit Agreement which are incorporated by reference into the Forex Agreement are amended as set forth herein.

        15.    Reservation of Rights.    The Borrower acknowledges and agrees that the execution and delivery of this Amendment by the Administrative Agent and the Lenders party hereto shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar consents under the same or similar circumstances in the future.

        16.    Miscellaneous.

          (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement, the Loan Documents, or any related documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, the Loan Documents, or any related documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

          (b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c)  This Amendment, shall be governed by, and construed in accordance with, the law of the state of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law.

          (d)  This Amendment, may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          (e)  This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment, supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

          (f)    If any term or provision of this Amendment, shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g)  The Borrower hereby covenants to pay or to reimburse the Administrative Agent and the Lenders, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

LOUISIANA-PACIFIC CORPORATION, as the Borrower
By:
Name:
Title:
BANK OF AMERICA, N.A., as Administrative Agent, an L/C Issuer and a Lender
By:
Name:
Title:
WACHOVIA BANK, N.A., as Syndication Agent and a Lender
By:
Name:
Title:
ROYAL BANK OF CANADA, as Documentation Agent and a Lender
By:
Name:
Title:
THE BANK OF NOVA SCOTIA, as a Lender
By:
Name:
Title:
EXPORT DEVELOPMENT CANADA, formerly known as Export Development Corporation, as a Lender
By:
Name:
Title:

Exhibit A

BORROWING BASE CERTIFICATE

TO: BANK OF AMERICA, N.A. (the "Administrative Agent")

        This Certificate is given as of the    day of                        , 20    pursuant to                        of that certain Credit Agreement dated as of November 15, 2001 (as amended or modified from time to time, the "Credit Agreement") between Louisiana-Pacific Corporation, a Delaware corporation (the "Borrower"), the Administrative Agent and the Lenders from time to time party thereto. Capitalized terms used herein shall have the same meanings attributed to such terms in the Credit Agreement.

        The Borrower hereby represents and warrants that the value of the Collateral in the Borrowing Base as of [insert last date of relevant month or other relevant date][[before] [after] giving effect to                        ] is not less than the following:

1.	Balance of Accounts Outstanding:		$
	(a)	Less credit balance, trade discount, or unbilled amount or retention	$
	(b)	Net Balance of Accounts (Line(1) minus 1(a))	$
2.	Aggregate amount of Ineligible Accounts:
	(a)	Not a binding and valid obligation	$
	(b)	Not first priority perfected security interest in account/subject to other liens (other than liens permitted as provided in definition of Eligible Accounts)	$
	(c)	Obligor a federal government entity	$
	(d)	Account subject to defaults, counterclaims, offsets, or defenses; subject to recission, cancellation, or avoidance	$
	(e)	Obligor an Affiliate.	$
	(f)	Unacceptable foreign account	$
	(g)	Obligor insolvent, etc.	$
	(h)	Not derived from ordinary course sales	$
3.	Total Ineligible Accounts		$
4.	Total Eligible Accounts (Line 1(b) minus Line 3)		$
5.	Balance of Inventory (Inventory Value)		$
6.	Aggregate Amount of Inventory not eligible:
	(a)	Not owned free and clear (other than liens permitted in definition of Eligible Inventory)	$
	(b)	No first priority perfected security interest for Agent (other than liens permitted in definition of Eligible Inventory)	$
7.	Total Ineligible Inventory		$
8.	Total Eligible Inventory (Line 5 minus line 7)		$
9.	Deemed Mortgaged Property Value (as most recently determined in accordance with the definition of Deemed Mortgaged Property Value)		$

10.	Value of Restricted Cash Collateral Account (as of the Business Day prior to the date of the Borrowing Base Certificate)	$
11.	Face Amount of all Purchase Money Notes	$
12.	Face Amount of Ineligible Purchase Money Notes:
	(a) Not a binding and valid obligation	$
	(b) Account subject to defaults, counterclaims, offsets, or defenses; subject to recission, cancellation, or avoidance	$
	(c) Obligor an Affiliate, Subsidiary; Obligor an officer, director, employee, or agent of Borrower, Affiliate or Subsidiary	$
	(d) Not credit enhanced	$
	(e) Obligor insolvent, etc.	$
	(f) Not first priority perfected security interest in account/subject to other liens	$
	(g) Outstanding for more than 60 days	$
13.	Total Face Amount of Ineligible Purchase Money Notes	$
14.	Eligible Purchase Money Notes (Line 11 minus line 13)	$
15.	Borrowing Base:
	(i) the lesser of $75,000,000 or 60% of Line 4	$	plus
	(ii) the lesser of $75,000,000 or 40% of Line 8	$	plus
	(iii) 50% of Line 9	$	plus
	(iv) 100% of Line 10	$	plus
	(v) 50% of Line 14	$	.
16.	Total Borrowing Base (Sum of line 15(i), 15(ii), 15(iii), 15(iv) and 15(v)	$
17.	Other Cash Collateral Pledged	$
18.	All Collateral (Line 16 plus Line 17)	$
19.	Principal Amount of Revolving Loans	$
20.	L/C Obligations	$
21.	Total Obligations (Line 19 plus Line 20)	$
22.	Availability Based on All Collateral Line 18 minus Line 21)	$
23.	Revolving Credit Limit Availability (Aggregate Commitments minus aggregate Loans and L/C Obligations)	$
24.	Letter of Credit Sub-Limit Availability (Letter of Credit Sub-Limit minus aggregate L/C Obligations)	$
25.	Loan Availability (lesser of Line 22 and Line 23	$
22.	L/C Obligation Availability (lesser of Line 22 and Line 24)	$

        The Borrower hereby certifies that:

          1.    The foregoing accurately and correctly reflects the matters addressed therein as reflected on the records of the Borrower on the date indicated above.

          2.    The Borrower has not permitted and will not permit the total aggregate amount of Loans and L/C Obligations to exceed the availability therefor computed in the manner set forth above.

          (1)[3.    No Event of Default or Default exists or will occur as a result of the requested release, Disposition, or exchange of Collateral or other transaction with respect to which this Borrowing Base Certificate is submitted].

(1)
Section 3 is to be included in all Borrowing Base Certificates other than those submitted pursuant to Section 6.01(c) of the Credit Agreement and must be accompanied by a duplicate Borrowing Base Certificate giving effect to the transaction with respect to which it is submitted.

LOUISIANA-PACIFIC CORPORATION
By:
Name:
Title:

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  Exhibit 10.1.e
FIFTH AMENDMENT
Exhibit A BORROWING BASE CERTIFICATE